EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-129961 on Form S-8 of our report dated February 25, 2008, relating to the financial statements and the financial statement schedule of Shire plc and the effectiveness of Shire plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Shire plc for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

London, United Kingdom
May 23, 2008